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                                                                   Exhibit 3.151

                            ARTICLES OF ORGANIZATION

                                       OF

                     HEALTHCARE REVENUE RECOVERY GROUP, LLC

      The undersigned, pursuant to the provisions of Chapter 608 of the Florida Statutes, for the purpose of forming a limited liability company under the laws of the State of Florida, hereby adopts the following Articles of Organization.

                                ARTICLE I - NAME

      The name of the limited liability company is Healthcare Revenue Recovery Group, LLC (the "Company").

                              ARTICLE II - ADDRESS

      The mailing address and the street address of the principal office of the Company is:

                               1801 NW 66th Avenue
                                   Suite 200A
                              Plantation, FL 33313

                   ARTICLE III - REGISTERED AGENT AND ADDRESS

      The name of the Registered Agent for the Company is Corporation Service Company and its street address is as follows:

                                1201 Hays Street
                         Tallahassee, Florida 32301-2525

                             ARTICLE IV - MANAGEMENT

      The Company shall be managed by one or more managers and is, therefore, a manager-managed company.

      IN WITNESS WHEREOF, the undersigned has executed these Articles of Organization on this ______ day of December, 2004



                                            ------------------------------------
                                            John R. Stair
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                   STATEMENT OF ACCEPTANCE OF REGISTERED AGENT

         The undersigned, being the corporation named in the Articles of Organization of Healthcare Revenue Recovery Group, LLC, as the Registered Agent of this limited liability company, hereby consents to and accepts the appointment as Registered Agent of the Company and agrees to act in such capacity. The undersigned further agrees to company with the provisions of all statutes relating to the proper and complete performance of the undersigned's duties as Registered Agent. The undersigned states that it is familiar with and accepts the responsibilities and obligations of its position as the Registered Agent of the Company, as provided for in Chapter 608, Florida Statues.

                                                     Corporation Service Company

                                                     By:________________________
                                                     Its:_______________________